      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1999

                                   REGISTRATION NO. 333-

-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                               ----------------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                               ----------------------

                                IMMUNEX CORPORATION

               (Exact name of Registrant as specified in its charter)

                 WASHINGTON                          51-0346580
       (State or other jurisdiction of    (I.R.S. Employer Identification
       incorporation or organization)                   No.)

                                51 UNIVERSITY STREET
                             SEATTLE, WASHINGTON  98101
            (Address of principal executive offices, including zip code)


                     IMMUNEX CORPORATION 1999 STOCK OPTION PLAN
               IMMUNEX CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of the plans)

                                 SCOTT G. HALLQUIST
                SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                IMMUNEX CORPORATION
                                51 UNIVERSITY STREET
                             SEATTLE, WASHINGTON 98101
                                   (206) 587-0430
 (Name, address and telephone number, including area code, of agent for service)

                               ----------------------

                                      COPY TO:

                                   J. SUE MORGAN
                                 PERKINS COIE LLP
                           1201 THIRD AVENUE, 40TH FLOOR
                          SEATTLE, WASHINGTON  98101-3099

                               ----------------------

                          CALCULATION OF REGISTRATION FEE


          TITLE OF SECURITIES        AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
            TO BE REGISTERED         REGISTERED(1)    OFFERING PRICE PER SHARE(2)   AGGREGATE OFFERING      REGISTRATION FEE
                                                                                         PRICE(2)
  COMMON STOCK, $0.01 PAR VALUE
  PER SHARE, UNDER THE:

    IMMUNEX CORPORATION 1999
      STOCK OPTION PLAN                6,000,000               $97.50                 $585,000,000.00          $162,630.00

    IMMUNEX CORPORATION 1999
      EMPLOYEE STOCK PURCHASE PLAN       500,000               $97.50                 $ 48,750,000.00          $ 13,553.00

            TOTAL:                     6,500,000                                      $633,750,000.00          $ 176,183.00

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share is estimated to be $97.50 based on the average of the high ($101.00) and low ($94.00) sales prices for the Common Stock on April 23, 1999 as reported on the Nasdaq National Market.

                                      PART II

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 19, 1999, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

               (b)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

               (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on May 12, 1983, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Under the WBCA, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification may be allowed on account of (i) acts or omissions of a director or officer finally adjudged to be intentional misconduct or a knowing violation of the law, (ii) conduct of a director or officer finally adjudged to be an unlawful distribution or (iii) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Article 12 of the Registrant's Articles of Incorporation and Section 10 of the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers to the fullest extent permitted by Washington law.

          Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 11 of the Registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders. Any amendment or repeal of such Article 11 may not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The affirmative vote of 80% of the voting stock of the Registrant is required to amend, or to adopt any provision inconsistent with, such Article 11.

          The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant to, among other things, indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

          Officers and directors of the Registrant are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

     Exhibit
     Number                                 Description
-----------------  ---------------------------------------------------------------------------------
       5.1         Opinion of Perkins Coie LLP

      23.1         Consent of Ernst & Young LLP, Independent Auditors

      23.2         Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

      24.1         Power of Attorney (see signature page)

      99.1         Immunex Corporation 1999 Stock Option Plan

      99.2         Immunex Corporation 1999 Employee Stock Purchase Plan

ITEM 9.   UNDERTAKINGS

A.        The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 28th day of April, 1999.

                                   IMMUNEX CORPORATION


                                   By:  /s/ DAVID A. MANN
                                      ------------------------------------
                                        David A. Mann
                                        Vice President and Interim Chief
                                        Financial Officer


                                   POWER OF ATTORNEY

          Each person whose individual signature appears below hereby authorizes Scott G. Hallquist as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 28th day of April, 1999.

               SIGNATURE                          TITLE
               ---------                          -----
     /s/ EDWARD V. FRITZKY         Chief Executive Officer and Chairman of
---------------------------------  the Board (Principal Executive Officer)
     Edward V. Fritzky

     /s/ DAVID A. MANN             Vice President and Interim Chief Financial
---------------------------------  Officer (Principal Financial and Accounting Officer)
     David A. Mann

     /s/ JOSEPH J. CARR            Director
---------------------------------
     Joseph J. Carr

     /s/ KIRBY L. CRAMER           Director
---------------------------------
     Kirby L. Cramer

     /s/ ROBERT I. LEVY            Director
---------------------------------
     Robert I. Levy

                                   Director
---------------------------------
     John E. Lyons

     /s/ JOSEPH M. MAHADY          Director
---------------------------------
     Joseph M. Mahady

     /s/ EDITH W. MARTIN           Director
---------------------------------
     Edith W. Martin

     /s/ PEGGY V. PHILLIPS         Director
---------------------------------
     Peggy V. Phillips

     /s/ DOUGLAS E. WILLIAMS       Director
---------------------------------
     Douglas E. Williams

                                 INDEX TO EXHIBITS


     Exhibit
     Number                            Description
-----------------  ------------------------------------------------
       5.1         Opinion of Perkins Coie LLP
      23.1         Consent of Ernst & Young LLP, Independent Auditors
      23.2         Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
      24.1         Power of Attorney (see signature page)
      99.1         Immunex Corporation 1999 Stock Option Plan
      99.2         Immunex Corporation 1999 Employee Stock Purchase Plan